SCHEDULE
to the
Master Agreement

dated as of November 2, 2007

between

JPMorgan Chase Bank, N.A. (“Morgan”)	and	BMW Vehicle Lease Trust 2007-1 (“Counterparty”)

Part 1

Termination Provisions

In this Agreement:

(1)

“Specified Entity” shall not apply.

(2)

The “Breach of Agreement” provisions of Section 5(a)(ii) will apply to Morgan and will not apply to the Counterparty.

(3)

The “Credit Support Default” provisions of Section 5(a)(iii) will apply to Morgan and will not apply to the Counterparty, except that Section 5(a)(iii)(1) will apply to Counterparty in respect of Counterparty’s obligations under Paragraph 3(b) of the Approved Credit Support Document.

(4)

The “Misrepresentation” provisions of Section 5(a)(iv) will apply to Morgan and will not apply to the Counterparty.

(5)

The “Default Under Specified Transaction” provisions of Section 5(a)(v) will apply to Morgan and will not apply to the Counterparty.

(6)

The “Cross Default” provisions of Section 5(a)(vi) will not apply to the Counterparty.  The “Cross Default” provisions of Section 5(a)(vi) will apply to Morgan and for such purpose:

(a)

“Specified Indebtedness” will have the meaning specified in Section 14, except that such term shall not include obligations in respect of deposits received in the ordinary course of such party’s banking business.

(b)

“Threshold Amount” means, with respect to Morgan, an amount equal to three percent of the shareholders’ equity of the applicable Relevant Entity (as defined below in Part 6).

(7)

The “Bankruptcy” provisions of Section 5(a)(vii) shall apply to Morgan and the Counterparty provided that:

(a)

Section 5(a)(vii)(2), (7) and (9) will not apply to the Counterparty;

(b)

Section 5(a)(vii)(4) will not apply to the Counterparty to the extent that it refers to proceedings or petitions instituted or presented by Morgan or any of Morgan’s Affiliates;

(c)

Section 5(a)(vii)(6) will not apply to the Counterparty to the extent that it refers to (i) any appointment that is contemplated or effected by any document to which the Counterparty is, as of the date of this Agreement, a party in connection with the transactions contemplated by the Indenture and the other agreements related thereto or (ii) any such appointment to which the Counterparty has not yet become subject to; and

(d)

Section 5(a)(vii)(8) will apply to the Counterparty but only to the extent that it applies to Sections 5(a)(vii)(2), (4), (6) and (7) as they apply with respect to the Counterparty).

(8)

The “Merger Without Assumption” provisions of Section 5(a)(viii) will apply to Morgan and will not apply to the Counterparty.

(9)

The “Tax Event” provisions of Section 5(b)(ii) will apply to Morgan and to the Counterparty, provided that the words “(x) any action taking by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y)” shall be deleted.

(10)

The “Tax Event Upon Merger” provisions of Section 5(b)(iii) will apply, provided that Morgan shall not be entitled to designate an Early termination Date by reason of a Tax event Upon Merger in respect of which it is the Affected Party.

(11)

The “Credit Event Upon Merger” provisions of Section 5(b)(iv) will not apply to Morgan and will not apply to the Counterparty.

(12)

The “Automatic Early Termination” provisions of Section 6(a) will not apply to Morgan and will not apply to the Counterparty.

(13)

The “Transfer to Avoid Termination Event” provisions of 6(b)(ii) will apply to Morgan and the Counterparty, provided that the words “or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party” shall be deleted.

(14)

“Termination Currency” means United States Dollars.

(15)

For purposes of computing amounts payable on early termination:

(a)

Market Quotation will apply to this Agreement; and

(b)

The Second Method will apply to this Agreement.

(16)

The occurrence of any of the following events shall constitute an “Additional Termination Event” for purposes of Section 5(b)(v):

(a) a notice of optional redemption of the Trust pursuant to Section 10.01 of the Indenture is issued and is no longer capable of being rescinded.  If this Additional Termination Event occurs, the Counterparty shall be the sole Affected Party and this Transaction shall be the sole Affected Transaction; provided, however, that notwithstanding Section 6(b)(iv), either party may designate an Early Termination Date in respect of this Additional Termination Event; provided, further, that such Early Termination Date shall not be prior to ten Business Days prior to the final Distribution Date; or

(b) the occurrence of an Additional Termination Event as set forth in Part 6 hereof.  If this Additional Termination Event occurs, Morgan shall be the sole Affected Party and all Transactions then outstanding between the parties shall be Affected Transactions.

Part 2

Tax Representations

(1)

Payer Tax Representation:

For the purpose of Section 3(e) of this Agreement, Morgan makes the following representation:

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of this Agreement) to be made by it to the other party under this Agreement.  In making this representation, it may rely on:

(i)

the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement;

(ii)

the satisfaction of the agreement of the other party contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement; and

(iii)

the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement,

provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) of this Agreement by reason of material prejudice to its legal or commercial position.

(2)

Payee Tax Representation:

For the purpose of Section 3(f), Morgan and Counterparty each represent that it is a United States Person.

Part 3

Agreement to Deliver Documents

For the purpose of Sections 4(a)(i) and (ii), each party agrees to deliver the following documents, as applicable:

(1)

For the purpose of Sections 4(a)(i) and (ii) of this Agreement, Counterparty agrees to deliver complete and accurate United States Internal Revenue Service Forms W-9 (or any applicable successor form), in the name of BMW Vehicle Lease Trust 2007-1, in a manner reasonably satisfactory to Morgan, (I) upon execution of this Agreement; (II) promptly upon reasonable demand of Morgan, and (III) promptly upon learning that any such form previously filed by Counterparty has become obsolete or incorrect.

(2)

Morgan will, on demand, deliver a certificate specifying the name(s), title(s) and specimen signature(s) of the person(s) executing this Agreement and each Confirmation on its behalf.

(3)

The Counterparty will, on demand, deliver a certificate (or, if available, the current authorized signature book of the Counterparty) specifying the names, title and specimen signatures of the persons authorized to execute this Agreement and each Confirmation on its behalf.

(4)

The Counterparty will, upon execution of this Agreement, deliver a conformed copy of the Indenture.

(5)

Each party will, upon execution of this Agreement, deliver a legal opinion of counsel in form and substance satisfactory to the other party regarding this Agreement and any other matters as such other party may reasonably request.

(6)

The Counterparty shall supply Morgan with copies of all accountings and reports required to be supplied to a party that is a Noteholder (as defined in the Indenture).  Copies of such accountings and/or reports shall be delivered to Morgan at the following address:

JPMorgan Chase Bank, National Association
c/o John Coffey
270 Park Avenue
New York, New York 10017
e-mail address:  john.j.coffey@jpmorgan.com

Each of the foregoing documents (other than the legal opinions described in (6) above) is covered by the representation contained in Section 3(d) of this Agreement.

Part 4

Miscellaneous

(1)

Governing Law.  This Agreement will be governed by and construed in accordance with the laws of the State of New York without reference to choice of law doctrine.

(2)

Notices.

(a)

In connection with Section 12(a), all notices to Morgan shall, with respect to any particular Transaction, be sent to the address, telex number or facsimile number specified in the relevant Confirmation and any notice for purposes of Sections 5 or 6 of the Agreement shall be sent to the address or telex number specified below:

JPMorgan Chase Bank, N.A.
Attention:  Legal Department-Derivatives Practice Group
270 Park Avenue, 41st Floor
New York, New York  10017-2070
Telex No.: 232337; Answerback:  CBC UR
Facsimile No.:  (212) 270-3620

(b)

In connection with Section 12(a), all notices to the Counterparty shall, with respect to any particular  Transaction, be sent to the address, telex number or facsimile number specified in the relevant Confirmation and any notice for purposes of Sections 5 or 6 of the Agreement shall be sent to the address or telex number specified below:

BMW Vehicle Lease Trust 2007-1
c/o Wilmington Trust Company, as the Owner Trustee
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890-1600

With a copy to:

BMW Financial Services NA, LLC
300 Chestnut Ridge Road
Woodcliff Lake, New Jersey 07677
Attention:  General Counsel

(3)

Netting of Payments.  Section 2(c)(ii) of this Agreement will apply, with the effect that payment netting will not take place with respect to amounts due and owing in respect of more than one Transaction.

(4)

Offices; Multibranch Party.  For purposes of Section 10:

(a)

Section 10(a) will apply; and

(b)

For the purpose of Section 10(c):

(i)

Morgan is a Multibranch Party and may act through its London and New York Offices.

(ii)

The Counterparty is not a Multibranch Party.

(5)

Credit Support Documents.

With respect to Morgan, if applicable, any Eligible Guarantee delivered by Morgan shall constitute a Credit Support Document.

With respect to Morgan and the Counterparty, the Approved Credit Support Document (as defined herein) entered into between Morgan and the Counterparty shall constitute a Credit Support Document. An Approved Credit Support Document shall be executed and delivered contemporaneously with this Agreement.

(6)

Credit Support Provider.

With respect to Morgan, the party guaranteeing Morgan’s obligations pursuant to an Eligible Guarantee, if any, shall be a Credit Support Provider.

(7)

Process Agents.  The Counterparty appoints as its Process Agent for the purpose of Section 13(c): Not Applicable

Part 5

Other Provisions

(1)

ISDA Definitions.  Reference is hereby made to the 2000 ISDA Definitions (the “ISDA Definitions”) each as published by the International Swaps and Derivatives Association, Inc., which are hereby incorporated by reference herein.  Any terms used and not otherwise defined herein, which are contained in the ISDA Definitions, shall have the meaning set forth therein, except that any references in the ISDA Definitions to a “Swap Transaction” shall be deemed references to a “Transaction” for purposes of this Agreement, and references to a “Transaction” in this Agreement shall be deemed references to a “Swap Transaction” for purposes of the ISDA Definitions.

(2)

Scope of Agreement.  The parties hereto agree that the sole Confirmation shall govern this Transaction.

(3)

Inconsistency.  In the event of any inconsistency between any of the following documents, the relevant document first listed below shall govern:  (i) a Confirmation; (ii) the Schedule; (iii) the ISDA Definitions; and (iv) the printed form of ISDA Master Agreement, dated as of the date hereof between Morgan and the Counterparty.

(4)

Calculation Agent.  The Calculation Agent will be Morgan; provided, however, that if an Event of Default shall have occurred with respect to which Morgan is the Defaulting Party, Counterparty shall have the right to designate as Calculation Agent an independent party, reasonably acceptable to Morgan, the cost of which shall be borne by Morgan.

(5)

Waiver of Jury Trial.  Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding relating to this Agreement or any Credit Support Document.  Each party (i) certifies that no representative, agent or attorney of the other party or any Credit Support Provider has represented, expressly or otherwise, that such other party would not, in the event of such a suit, action or proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other party have been induced to enter into this Agreement and provide for any Credit Support Document, as applicable, by, among other things, the mutual waivers and certifications in this Section.

(6)

No Petition; Limited Recourse.  Morgan hereby agrees that it shall not until a period of one year and one day (or if longer, the applicable preference period) after all rated liabilities of the Counterparty have been indefeasibly paid in full institute against, or join any other person in instituting against the Counterparty any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings or other proceedings under U.S. federal or state or other bankruptcy or similar laws.  Notwithstanding the foregoing, nothing herein shall prevent Morgan from participating in any such proceeding once commenced.  This provision shall survive termination of this Agreement.

Morgan hereby acknowledges and agrees that the Counterparty’s obligations hereunder will be solely the limited recourse obligations of the Counterparty payable solely in accordance with the priority of payments set out in the Indenture, and that Morgan will not have any recourse to any of the directors, officers, employees, shareholders or affiliates of the Counterparty with respect to any claims, losses, damages, liabilities, indemnities or other obligations in connection with any transactions contemplated hereby.  Notwithstanding any other provisions hereof, recourse in respect of any obligations of the Counterparty to Morgan hereunder or thereunder will be limited to the Counterparty and on the exhaustion thereof all claims against the Counterparty arising from this Confirmation or any other transactions contemplated hereby or thereby shall be extinguished.

(7)

Limitation of Liability.  It is expressly understood and agreed by the parties that (a) this document is executed and delivered by Wilmington Trust Company, not individually or personally, but solely as Owner Trustee, in the exercise of the powers and authority conferred and vested in it, pursuant to the Trust Agreement, (b) each of the representations, undertakings and agreements herein made on the part of the Counterparty is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose for binding only the Counterparty, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto, and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Counterparty or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Counterparty under this Agreement or any other related documents.

(8)

Additional Representations.

(a)

Section 3 is hereby amended by adding at the end thereof the following paragraphs:

“(g) It is an “eligible contract participant” under, and as defined in, Section 1a(12) of the Commodity Exchange Act, as amended.

(h) Each party will be deemed to represent to the other party on the date on which it enters into a Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for that Transaction):

(i)

Non-Reliance.  It is acting for its own account, and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary.  It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction.  No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of that Transaction.

(ii)

Assessment and Understanding.  It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction.  It is also capable of assuming, and assumes, the risks of that Transaction.

(iii)

Status of Parties.  The other party is not acting as a fiduciary for or an adviser to it in respect of that Transaction.”

(b)

The additional representation shall be given by Morgan only:

“(i)

Pari Passu. Its obligations under this Agreement rank equal and ratably with all of its other unsecured, unsubordinated obligations except those obligations preferred by operation of law.”

(9)

Amendment to Section 9(b) of the Agreement.  Section 9(b) of the Agreement is amended by adding the following sentence immediately following the end of the first sentence thereof:

“In addition, no amendment modification or waiver in respect of this Agreement will be effective unless the Rating Agency Condition is satisfied.”

(10)

Set-off.  Notwithstanding any provision of this Agreement or any other existing or future agreement, but subject to Section 2(c), Section 6 and Part 6(3)(viii) of this Schedule a, each party irrevocably waives any and all rights it may have to set off, net, recoup or otherwise withhold or suspend or condition payment or performance of any obligation between it and the other party hereunder against any obligation between it and the other party under any other agreements.  The provisions for Set-off set forth in Section 6(e) of the Agreement shall not apply to this Agreement.

(11)

Amendment to Section 6(e) of the Agreement.  Section 6(e) of the Agreement is amended by deleting the last sentence of the introductory paragraph thereof.

(12)

Modification to Definition of Indemnifiable Tax. Notwithstanding the definition of “Indemnifiable Tax” in Section 14, in relation to payments by Morgan, any Tax shall be an Indemnifiable Tax, and in relations to payments by the Counterparty, no Tax shall be an Indemnifiable Tax. For the avoidance of doubt, the foregoing sentence shall not by itself modify either party's right to terminate a Transaction based on the occurrence of a Tax Event or a Tax Event Upon Merger.

(13)

Waiver of Tax Confidentiality.  Notwithstanding anything herein to the contrary, any party subject to confidentiality obligations hereunder or under any other related document (and any employee, representative or other agent of such party) may disclose to any and all persons, without limitation of any kind, the U.S. federal income tax treatment and the U.S. federal income tax structure of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure.  However, no such party shall disclose any information relating to such tax treatment or tax structure to the extent nondisclosure is reasonably necessary in order to comply with applicable securities laws.

(14)

Rating Agency Notifications. Notwithstanding any other provision of this Agreement, this Agreement shall not be amended, no Early Termination Date shall be effectively designated by the Counterparty, and no transfer of any rights or obligations under this Agreement shall be made (other than a transfer of all of Morgan’s rights and obligations with respect to this Agreement in accordance with Part 6(2)(A) below) unless Moody’s and S&P have each been given prior written notice of such amendment, designation or transfer.

Part 6

Downgrade Provisions; Transfer; Payments on Early Termination;

(1)

Ratings Downgrade Provisions.

Following the occurrence of a Ratings Event I and/or a Ratings Event II, for as long as such Ratings Event I or Ratings Event II is continuing, the parties shall comply with the following provisions, as applicable.

I.

Ratings Event I:

A.

Actions upon Ratings Event 1:  Not later than:

(i)

30 calendar days in the case of a Ratings Event I with respect to Moody’s only; and

(ii)

ten Business Days in the case of a Ratings Event I with respect to S&P:

after a Ratings Event I has occurred and is continuing, Morgan shall, at its own expense deliver Eligible Collateral to Counterparty in accordance with the terms of the Approved Credit Support Document and, following such delivery, maintain Eligible Collateral as required under the Approved Credit Support Document;

Morgan’s obligations under this Part 6(1)(I) shall cease, solely with respect to such occurrence, if (A) there is no Ratings Event I or (B) Morgan has, at its own expense, either provided an Eligible Guarantee in respect of all Morgan’s present and future obligations under this Agreement or transferred its rights and obligations pursuant to a Qualifying Novation in accordance with the terms of this Schedule.

B.

Eligible Guarantee or Eligible Replacement below Ratings Event I Levels

If a Qualifying Novation is made to an Eligible Replacement or an Eligible Guarantee is provided and, immediately after the execution of such Qualifying Novation or Eligible Guarantee (as applicable), there is a Ratings Event I, then (so long as such Ratings Event I is continuing) Part 6(1)(I.A.) above shall apply without regard to the 30 calendar day time (or 10 Business Day) period referred to therein.

II.

Ratings Event II

A.

Actions upon Ratings Event II

If a Ratings Event II has occurred and is continuing, the following shall occur.

Morgan shall, at its own expense, use commercially reasonable efforts to, as soon as reasonably practicable (and, in the case of a Ratings Event II with respect to S&P only, within 60 calendar days):

(A) provide, or cause to be provided, an Eligible Guarantee to Counterparty in respect of all Morgan’s present and future obligations under this Agreement;

or

(B) transfer Morgan’s rights and obligations under the Agreement and all Confirmations pursuant to a Qualifying Novation.

If, immediately prior to such Ratings Event II, Morgan is required to deliver and maintain Eligible Collateral following a Ratings Event I, Morgan shall continue to maintain Eligible Collateral under the Approved Credit Support Document.

If, immediately prior to such Ratings Event II, Morgan is not required to deliver and maintain Eligible Collateral following a Ratings Event I, then Morgan shall post Eligible Collateral, within ten Business Days following a Ratings Event II with respect to S&P, in accordance with the terms of the Approved Credit Support Document until Morgan has provided an Eligible Guarantee in respect of all Morgan’s present and future obligations under this Agreement or transferred its rights and obligations pursuant to a Qualifying Novation in accordance with terms of this Schedule. In addition, Morgan shall continue to use commercially reasonable efforts to either transfer its rights and obligations pursuant to a Qualifying Novation or to provide an Eligible Guarantee in accordance with terms of this Schedule.

Morgan’s obligations under this Part 6(1)II shall cease, solely with respect to such occurrence, if (A) there is no Rating Events II or (B) Morgan has either provided an Eligible Guarantee in respect of all Morgan’s present and future obligations under this Agreement or transferred its rights and obligations pursuant to a Qualifying Novation, in either case in accordance with the terms of this Schedule.

B.

Ratings Event II Event of Default/Additional Termination Event

Failure by Morgan to comply with the requirement of this Part 6(1)II to use commercially reasonable efforts to obtain an Eligible Guarantee in respect of all Morgan’s present and future obligations under this Agreement or Qualifying Novation shall constitute an Event of Default with respect to Morgan.

If Morgan has not, within 10 Business Days of the occurrence of a Ratings Event II (or 60 calendar days in the case of a Ratings Event II with respect to S&P only), obtained an Eligible Guarantee in respect of all Morgan’s present and future obligations under this Agreement or effected a Qualifying Novation, and such Ratings Event II is continuing, it shall constitute an Additional Termination Event in respect of which Morgan is the sole Affected Party and all Transactions are Affected Transactions; provided that where there is a Ratings Event II with respect to Moody’s only, it will only constitute an Additional Termination Event if one or more Eligible Replacements has made a Firm Offer (in response to solicitation either by Morgan or the Counterparty) to be the transferee of a transfer pursuant to a Qualifying Novation and/or (b) at least one entity has made a Firm Offer to provide an Eligible Guarantee in respect of all Morgan’s present and future obligations under this Agreement.

Failure by Morgan to post or maintain Eligible Collateral in accordance with the Approved Credit Support Document shall be an Event of Default under Section 5(a)(iii).

III.

Definitions

As used herein:

 “Approved Credit Support Document” means the 1994 ISDA Credit Support Annex (ISDA Agreements Subject to New York Law Only), as modified by the Paragraph 13 thereto, in the form annexed hereto. An Approved Credit Support Document will be executed and delivered contemporaneously with this Agreement.

“Business Day” shall have the meaning given to this term in the Confirmation.

“Eligible Guarantee” means an unconditional and irrevocable guarantee that is provided by a guarantor as principal debtor rather than as surety and directly enforceable by the Counterparty and that meets the following conditions:

1.

either (A) a law firm has given a legal opinion confirming that none of the guarantor’s payments to the Counterparty will be subject to withholding tax or (B) such guarantee provides that, in the event that any of such guarantor’s payments to the Counterparty are subject to withholding for tax, such guarantor is required to pay such additional amount as is necessary to ensure that the net amount actually received by the Counterparty will equal the full amount the Counterparty would have received had no such withholding been required; and

2.

the guarantor must meet the Ratings Event I Required Ratings and/or Ratings Event II Required Ratings in each case certified by such guarantor to Counterparty, provided that if such guarantor does not meet the Ratings Event I Required Ratings, such guarantee shall not be an Eligible Guarantee unless either the guarantor or Morgan delivers Eligible Collateral in accordance with the Approved Credit Support Document at the time such Eligible Guarantee is provided; and

3.

the Rating Agency Condition has been met with respect to S&P.

“Eligible Replacement” means (i) an entity that satisfies the Ratings Event I Required Ratings and/or the Ratings Event II Required Ratings in each case certified by Morgan to Counterparty or (ii) an entity whose present and future obligations owing to the Counterparty are guaranteed pursuant to an Eligible Guarantee by a guarantor that satisfies the Ratings Event I Required Ratings and/or Ratings Event II Required Ratings in each case certified by such guarantor to Counterparty.

“Financial Institution” means a bank, broker-dealer, insurance company, structured investment company, or derivatives product company.

“Firm Offer” means an offer which, when made, was capable of becoming legally binding upon acceptance.

“Indenture” means the Indenture dated as of the date hereof, between Counterparty, as issuer and Citibank, N.A., as indenture trustee.

“Moody’s” means Moody’s Investors Service, Inc. or any successor thereto.

“Qualifying Novation” means a transfer of all rights and obligations of Morgan under all Transactions that are the subject of this Agreement (which may include a transfer of this Agreement) to an Eligible Replacement that is party to a Replacement Agreement with the Counterparty that meets the following conditions:

1.

if the Eligible Replacement does not meet the Ratings Event I Required Ratings, such Eligible Replacement delivers Eligible Collateral in accordance with the Approved Credit Support Document at the time of such Qualifying Novation; and

2.

if the Replacement Agreement is this Agreement, prior notice is given to S&P; and

3.

if the Replacement Agreement is not this Agreement, the Rating Agency Condition is met with respect to S&P.

“Rating Agencies” means S&P and Moody’s.

“Rating Agency Condition” means, with respect to any particular proposed act or omission to act hereunder that the party acting or failing to act must consult with each of the Rating Agencies (unless otherwise specified) then providing a rating of the Certificates and receive from each Rating Agency a prior written confirmation that the proposed action or inaction would not cause a downgrade or withdrawal of the then-current rating of the Certificates.

“Ratings Event I” shall occur with respect to S&P or Moody’s if no Relevant Entity has the Ratings Event I Required Ratings as specified under paragraph (a), (b) or (c) thereof, as applicable.

An entity will have “Ratings Event I Required Ratings” (a) with respect to Moody’s, (i) if such entity is the subject of Moody’s Short-term Rating, such rating is  “Prime-1” and its long-term, unsecured and unsubordinated debt obligations are rated A2 or above by Moody’s and (ii) if such entity is not the subject of a Moody’s Short-term Rating, its long-term, unsecured and unsubordinated debt obligations are rated “A1” or above by Moody’s and (b) with respect to S&P, applying only if an entity is a Financial Institution, (i) if the S&P short-term senior unsecured debt rating of such entity is A-1 or above or (ii) if such entity is not the subject of an S&P short-term rating, if its long-term senior unsecured debt rating is A+ or above.

“Ratings Event II” shall occur with respect to S&P or Moody’s if no Relevant Entity has the Ratings Event II Required Ratings under paragraph (a) or (b) thereof, as applicable.

An entity will have “Ratings Event II Required Ratings” (a) with respect to Moody’s, (i) if such entity is the subject of a Moody’s Short-term Rating, if such rating is “Prime-2” or above and its long-term, unsecured and unsubordinated debt obligations are rated “A3” or above by Moody’s and (ii) if such entity is not the subject a Moody’s Short-term Rating, if its long-term, unsecured and unsubordinated debt obligations are rated “A3” by Moody’s or (b) with respect to S&P, (i) in respect of an entity that is a Financial Institution, if the S&P short-term senior unsecured debt rating of such entity is A-2 or above, or, in case such entity is not the subject of an S&P short-term rating, if its long-term senior unsecured S&P debt rating is BBB+ or above, or (ii) in respect of an entity that is not a Financial Institution, if the S&P short-term senior unsecured debt rating of such entity is A-1 or above, or, in case such entity is not the subject of an S&P short-term rating, if its long-term senior unsecured S&P debt rating is A+ or above.

“Relevant Entity” means Morgan or any guarantor, or a counterparty that replaces Morgan or such counterparty’s guarantor under an Eligible Guarantee in respect of all Morgan's present and future obligations under this Agreement.

“Replacement Agreement” means either (i) this Agreement, if this Agreement is transferred to an Eligible Replacement in the course of a Qualifying Novation or (ii) an agreement on substantially the same terms as this Agreement, including ratings triggers, credit support documentation and other provisions of this Agreement.

“S&P” means by Standard & Poor’s Ratings Service or any successor thereto.

(2)

Amendment to Section 7 of the Agreement.

The following provisions shall be added to the end of Section 7:

A.

Qualifying Novations

I.  The Counterparty shall determine whether or not a transfer is a Qualifying Novation which shall be deemed upon receipt of evidence that the Rating Agency Condition has been met.

II.  If an entity has made a Firm Offer (which remains capable of becoming legally binding upon acceptance) to be the transferee of a Qualifying Novation, the Counterparty shall at Morgan’s written request and cost execute any documentation Morgan deems necessary to effect such transfer and take such action as required pursuant to this Agreement.

III.  No consent from the Counterparty is required for a transfer that is a Qualifying Novation and is required pursuant to Part 6(1) above.

B.

Other Transfers

Transfers other than Qualifying Novations or transfers under Section 7(a) of this Agreement shall be effective only if Rating Agency Condition has been met.

(3)

Termination Amounts

Notwithstanding Section 6 of this Agreement, so long as Morgan is (A) the Affected Party in respect of a Termination Event or (B) the Defaulting Party in respect of any Event of Default, paragraphs (i) to (viii) below shall apply:

(i)

The Counterparty shall not designate as an Early Termination Date a date earlier than 10 Business Days after the notice designating such Early Termination Date becomes effective.

(ii)

The definition of “Market Quotation” shall be deleted in its entirety and replaced with the following:

““Market Quotation” means, with respect to one or more Terminated Transactions, a Firm Offer (which may be solicited by either the Counterparty or Morgan) which is (1) made by a Reference Market-maker that is an Eligible Replacement, (2) for an amount that would be paid to the Counterparty (expressed as a negative number) or by the Counterparty (expressed as a positive number) in consideration of an agreement between Counterparty and such Reference Market-maker to enter into a transaction (the “Replacement Transaction”) that would have the effect of preserving for such party the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that date, (3) made on the basis that Unpaid Amounts in respect of the Terminated Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included and (4) made in respect of a Replacement Transaction with terms substantially the same as those of this Agreement (save for the exclusion of provisions relating to Transactions that are not Terminated Transactions).”

(iii)

The definition of “Settlement Amount” shall be deleted in its entirety and replaced with the following:

“Settlement Amount” means, with respect to any Early Termination Date, an amount (as determined by the Counterparty) equal to the Termination Currency Equivalent of the amount (whether positive or negative) of any Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions that is accepted by the Counterparty so as to become legally binding, provided that:

(a)

If, on or before the day falling ten Local Business Days after the day on which the Early Termination Date is designated or such later day as Counterparty may specify in writing to Morgan, (but in either case no later than the Early Termination Date) (such day, the “Latest Settlement Amount Determination Date”), no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions has been accepted by Counterparty so as to become legally binding and one or more Market Quotations have been made and remain capable of becoming legally binding upon acceptance, the Settlement Amount shall equal the Termination Currency Equivalent of the amount (whether positive or negative) of the lowest of such Market Quotation; or

(b)

If on the Latest Settlement Amount Determination Date no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions is accepted by the Counterparty so as to become legally binding and no Market Quotations have been made and remain capable of becoming legally binding upon acceptance, the Settlement Amount shall equal the Counterparty’s Loss (whether positive or negative and without reference to any Unpaid Amounts) for the relevant Terminated Transaction or group of Terminated Transactions.”

(iv)

For the purpose of paragraph (4) of the definition of Market Quotation, the Counterparty shall determine whether a Firm Offer is made in respect of a Replacement Transaction with commercial terms substantially the same as those of this Agreement which shall be deemed upon receipt of evidence that the Rating Agency Condition has been met (save for the exclusion of provisions relating to Transactions that are not Terminated Transactions).

(v)

At any time on or before the Latest Settlement Amount Determination Day at which two or more Market Quotations remain capable of becoming legally binding upon acceptance, the Counterparty shall be entitled to accept only the lowest of such Market Quotations.

(vi)

If the Counterparty requests Morgan in writing to obtain Market Quotations, Morgan shall use its reasonable efforts to do so on or before the Latest Settlement Amount Determination Day.

(vii)

Morgan may also elect to obtain Market Quotations without a request from the Counterparty.

(viii)

If the Settlement Amount is a negative number, Section 6(e)(i)(3) of this Agreement shall be deleted in its entirety and replaced with the following:

“Second Method and Market Quotation. If Second Method and Market Quotation apply, (1) the Counterparty shall pay to Morgan an amount equal to the absolute value of the Settlement Amount in respect of the Terminated Transactions, (2) the Counterparty shall pay to Morgan the Termination Currency Equivalent of the Unpaid Amounts owing to Morgan and (3) Morgan shall pay to the Counterparty the Termination Currency Equivalent of the Unpaid Amounts owing to the Counterparty, provided that, (i) the amounts payable under (2) and (3) shall be subject to netting in accordance with Section 2(c) of this Agreement and (ii) notwithstanding any other provision of this Agreement, any amount payable by Morgan under (3) shall not be netted-off against any amount payable by the Counterparty under (1).”

Please confirm your agreement to the terms of the foregoing Schedule by signing below.

JPMORGAN CHASE BANK, N.A.

By:_____/s/ Dmitry V. Yakimchuk_______

Name: Dmitry V. Yakimchuk

Title:    Vice President

Please confirm your agreement to the terms of the foregoing Schedule by signing below.

BMW VEHICLE LEASE TRUST 2007-1

By:

Wilmington Trust Company,
not in its individual capacity
but solely as Owner Trustee

By:_____/s/ Erik E. Overcash_______

Name: Erik E. Overcash

Title:   Financial Services Officer

ANNEX A

PARAGRAPH 13 TO
CREDIT SUPPORT ANNEX

to the Schedule to the
Master Agreement

dated as of November 2, 2007

between

JPMorgan Chase Bank, N.A. (“Morgan”)	and	BMW Vehicle Lease Trust 2007-1 (“Counterparty”)

Paragraph 13. Elections and Variables

(a)

Security Interest for “Obligations”.  The term “Obligations” as used in this Annex includes no additional obligations with respect to either party.

(b)

Credit Support Obligations.

(i)

Delivery Amount, Return Amount and Credit Support Amount.

(A)

“Delivery Amount” shall mean the greater of (i) the amount by which the S&P Independent Amount exceeds the Value as of that Valuation Date of all Posted Credit Support held by the Secured Party using the S&P Valuation Percentage and (ii) the amount by which the Moody's Independent Amount exceeds the Value as of that Valuation Date of all Posted Credit Support held by the Secured Party using the Moody's Valuation Percentage.  The words in paragraph 3(a) “upon a demand made by the Transferee on or promptly following a Valuation Date” shall be deleted and replaced by the words “on each Valuation Date”.

(B)

“Return Amount” shall mean the lesser of (i) the amount by which the Value as of that Valuation Date of all Posted Credit Support held by the Secured Party using the S&P Valuation Percentage exceeds the S&P Independent Amount  and  (ii) the amount by which the Value as of that Valuation Date of all Posted Credit Support held by the Secured Party using the Moody’s Valuation Percentage exceeds the Moody’s Independent Amount.

(C)

“Credit Support Amount” shall mean the Independent Amount.

(ii)

Eligible Collateral.  With respect to Moody’s, the items specified on Appendix A attached hereto will qualify as “Eligible Collateral” with the lower of the specified Valuation Percentages to apply.  With respect to S&P, the items specified on Appendix D attached hereto will qualify as “Eligible Collateral.”

Any asset that is not identified herein as being Eligible Collateral with respect to a Rating Agency will, with respect to that Rating Agency, have a Valuation Percentage of zero.

(iii)

Other Eligible Support.  There shall be no “Other Eligible Support” for purposes of this Annex, unless agreed in writing between the parties.

(iv)

Thresholds.

(A)

“Independent Amount” shall mean the greater of (i) the S&P Independent Amount and (ii) the Moody’s Independent Amount.

(B)

“Threshold” means with respect to Morgan: infinity, provided that if delivery of Eligible Collateral is required following a Ratings Event I or a Ratings Event II pursuant to the Schedule, the Threshold shall be zero.

“Threshold” means with respect to Counterparty:  infinity.

(C)

“Minimum Transfer Amount”, with respect to a party on any Valuation Date, means U.S. $100,000 (unless the notional amount is less than U.S. $50,000,000, in which case  the Minimum Transfer Amount shall be U.S.$50,000).

(D)

Rounding.  The Delivery Amount, rounded up, and with respect to the Return Amount, rounded down, to the nearest integral multiple of $1,000 respectively.

(E)

“Exposure” has the meaning specified in Paragraph 12, except that after the word “Agreement” the words “(assuming , for this purpose only, that Part 6(3) of the Schedule is deleted)” shall be inserted and (2) on the last line of the definition of Exposure, the words “with terms substantially the same as those of this Agreement after the words “Replacement Transaction.”

(c)

Valuation and Timing.

(i)

“Valuation Agent” means Morgan; provided, however, that if an Event of Default shall have occurred with respect to which Morgan is the Defaulting Party, Counterparty shall have the right to designate as Valuation Agent an independent party, reasonably acceptable to Morgan, the cost of which shall be borne by Morgan.  The Valuation Agent’s calculations shall be made in accordance with standard market practices using commonly accepted third party sources such as Bloomberg or Reuters.

(ii)

“Valuation Date” means weekly on the last Local Business Day of each week.

(iii)

“Valuation Time” means the close of business in the city of the Valuation Agent on the Valuation Date or date of calculation, as applicable.

(iv)

“Notification Time” means 12:00 p.m., New York time, on a Local Business Day.

(d)

Conditions Precedent.  Not applicable.

(e)

Substitution.

(i)

“Substitution Date” has the meaning specified in Paragraph 4(d)(ii).

(ii)

Consent.  Inapplicable.

(f)

Dispute Resolution.

(i)

“Resolution Time” means 1:00 p.m., New York time, on the Local Business Day following the date on which the notice is given that gives rise to a dispute under Paragraph 5.

(ii)

Value.  For the purposes of Paragraphs 5(i)(C) and 5(ii), the Value of Posted Credit Support other than Cash will be calculated as follows:

(A)

with respect to any Eligible Collateral except Cash, the sum of (I) (x) the mean of the high bid and low asked prices quoted on such date by any principal market maker for such Eligible Collateral chosen by the Disputing Party, or (y) if no quotations are available from a principal market maker for such date, the mean of such high bid and low asked prices as of the first day prior to such date on which such quotations were available, plus (II) the accrued interest on such Eligible Collateral (except to the extent Transferred to a party pursuant to any applicable provision of this Agreement or included in the applicable price referred to in (I) of this clause (A)) as of such date; multiplied by the applicable Valuation Percentage.

(iii)

Alternative.  The provisions of Paragraph 5 will apply.

(g)

Holding and Using Posted Collateral.

(i)

Eligibility to Hold Posted Collateral; Custodians.  Counterparty and its Custodian will be entitled to hold Posted Collateral pursuant to Paragraph 6(b); provided that the following conditions applicable to it are satisfied:

(1)

Counterparty is not a Defaulting Party; and

(2)

Posted Collateral may be held only in the following jurisdictions:

New York State or such other state in the United States in which the Counterparty is located; and

(3)

the account is segregated from all other accounts held by the Counterparty and its Custodian.

(4)

Counterparty may appoint as Custodian (A) the entity then serving as indenture trustee under the Indenture or (B) any other entity if such entity (or, to the extent applicable, the parent company or credit support provider) shall have a long-term senior unsecured debt rating by S&P of at least “A” or a short-term senior unsecured debt rating of at least “A-1” by S&P.  If a Custodian ceases to have the required ratings then a replacement Custodian satisfying the ratings requirements must be in place within 60 calendar days of the date on which the original Custodian ceased to satisfy the ratings requirements.

Initially, the Custodian for Counterparty is: None

(ii)

Use of Posted Collateral.  The provisions of Paragraph 6(c)(i) will not apply to Counterparty but the provisions of Paragraph 6(c)(ii) will apply to the Counterparty.

(h)

Distributions and Interest Amount.

(i)

Interest Rate.  “Interest Rate” will be the annualized rate of return actually achieved on the Posted Collateral in the form of Cash during the related posting period.

(ii)

Transfer of Interest Amount.  The Transfer of the Interest Amount will be made monthly on the second Local Business Day of each calendar month;  provided that the Counterparty shall not be obliged to so transfer any Interest Amount unless and until it has earned and received such interest.

(iii)

Alternative to Interest Amount.  The provisions of Paragraph 6(d)(ii) will apply.

(i)

Additional Representation(s).  Not Applicable.

(j)

Other Eligible Support and Other Posted Support.

(i)

“Value” with respect to Other Eligible Support and Other Posted Support means: Not Applicable.

(ii)

“Transfer” with respect to Other Eligible Support and Other Posted Support means: Not Applicable

(k)

Demands and Notices.

All demands, specifications and notices under this Annex will be made pursuant to the Notices Section of this Agreement, unless otherwise specified here:

Counterparty:

BMW Vehicle Lease Trust 2007-1
c/o Wilmington Trust Company, as the Owner Trustee
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890-1600

With a copy to:

BMW Financial Services NA, LLC
300 Chestnut Ridge Road
Woodcliff Lake, New Jersey 07677
Attention:  General Counsel

Morgan:

JPMorgan Chase Bank, N.A.
Attention:  Legal Department-Derivatives Practice Group
270 Park Avenue, 41st Floor
New York, New York  10017-2070
Telex No.: 232337; Answerback:  CBC UR

(l)

Addresses for Transfers.

Counterparty: as set forth in notices to Morgan from time to time

Morgan:

JPMorgan Chase Bank, N.A.
Attention:  Legal Department-Derivatives Practice Group
270 Park Avenue, 41st Floor
New York, New York  10017-2070
Telex No.: 232337; Answerback:  CBC UR

(m)

Morgan as Pledgor and Counterparty as Secured Party.

(i)

Modification to Paragraph 1: The following subparagraph (b) is substituted for subparagraph (b) of this Annex:

(b)  Secured Party and Pledgor.  All references in this Annex to the “Secured Party” will be to Counterparty and all corresponding references to the “Pledgor” will be to Morgan.

(ii)

Modification to Paragraph 2:  The following Paragraph 2 is substituted for Paragraph 2 of this Annex:

Paragraph 2.  Security Interest.  The Pledgor hereby pledges to the Secured Party, as security for its Obligations, and grants to the Secured Party a first priority continuing security interest in, lien on and right of Set-Off against all Posted Collateral Transferred to or received by the Secured Party hereunder.  Upon the Transfer by the Secured Party to the Pledgor of Posted Collateral, the security interest and lien granted hereunder on that Posted Collateral will be released immediately and, to the extent possible, without any further action by either party.

(iii)

Modification to Paragraph 9:  The following first clause of Paragraph 9 is substituted for the first clause of Paragraph 9 of this Annex:

Paragraph 9.  Representations.  The Pledgor represents to the Secured Party (which representations will be deemed to be repeated as of each date on which it Transfers Eligible Collateral) that:

(iv)

Modification to Paragraph 10:  Clauses “10(a)” and “10(b)” are amended by adding the following sentence to the end of that paragraph:

“Notwithstanding the preceding sentence, the Pledgor shall pay all reasonable costs incurred by the Secured Party in connection with any exchange pursuant to this Credit Support Annex.”

(v)

Modifications to Paragraph 12:  The following definitions of “Pledgor” and “Secured Party” are substituted for the definitions of those terms contained in Paragraph 12 of this Annex:

“Pledgor” means Morgan.

“Secured Party” means Counterparty.

(n)

Independent Amounts

(i)

Addition to Paragraph 12: The “S&P Independent Amount” means, for any Valuation Date, the greater of (a) zero and (b) the product of (x) Exposure times (y) the Collateralization Factor times (z) the applicable Overcollateralization Rate or weighted average Overcollateralization Rate if there are more than one item of Eligible Collateral to be Transferred.

For purposes of the foregoing:

“Collateralization Factor” means (i)  if a Ratings Event I with respect to S&P has occurred and is continuing, but a Ratings Event II with respect to S&P has not occurred (or is no longer continuing), 100% and (ii) if a Ratings Event II with respect to S&P has occurred and has been continuing for ten Business Days 125%; and

“Overcollateralization Rate” means, with respect to an item of Eligible Collateral to be Transferred (i)  if a Ratings Event I with respect to S&P has occurred and is continuing, but a Ratings Event II with respect to S&P has not occurred (or is no longer continuing), the Base Overcollateralization Rate specified opposite the name of that item of Eligible Collateral in Appendix D and (ii) if a Ratings Event II with respect to S&P has occurred and has been continuing for ten Business Days, the product of the Base Overcollateralization Rate specified opposite the name of that item of Eligible Collateral in Appendix D times 125%.  If more than one item of Eligible Collateral is to be transferred then the Overcollateralization Rate will be determined on a weighted average basis using the Overcollateralization Rate applicable to each item of Eligible Collateral that is to be Transferred.

(ii)

Addition to Paragraph 12: The “Moody’s Independent Amount” means,

(i) for so long as the no Ratings Event I has occurred and is continuing, zero;

(ii) If a Ratings Event I with respect to Moody’s has been continuing for at least 30 Business Days and either:

(a)

no Ratings Downgrade Event II with respect to Moody’s has occurred and is continuing; or

(b)

a Ratings Downgrade Event II with respect to Moody’s has been continuing for less than 30 Business Days, the Ratings Event I Collateral Amount specified in Appendix B hereto; and

(iii) If neither (i) nor (ii) is applicable, the Ratings Event II Collateral Amount specified in Appendix C hereto.

(o)

Other Provisions

(i)

Modification to Paragraph 7: Clause “(iii)” of Paragraph 7 shall be deleted in its entirety.

(ii)

Modification to Paragraph 10: Clauses “10(a)” and “10(b)” are amended by adding the following sentence to the end of that paragraph:

“Notwithstanding the preceding sentence, the Pledgor shall pay all reasonable costs incurred by the Secured Party in connection with any exchange pursuant to this Credit Support Annex.”

(iii)

Modification to Paragraph 12:  Clause “(B)” of the definition of “Value” will be substituted to read in its entirety as follows:

“(B) a security, the bid price obtained by the Valuation Agent from one of the Pricing Sources multiplied by the applicable Valuation Percentage, if any;”

(iv)

Addition to Paragraph 12:  The following definition of “Pricing Sources” shall be added immediately after the definition of the term “Posted Credit Support” and immediately prior to the definition of the term “Recalculation Date” in Paragraph 12 of this Annex:

“Pricing Sources” means the sources of financial information commonly known as Bloomberg, Bridge Information Services, Data Resources Inc., Interactive Data Services, International Securities Market Association, Merrill Lynch Securities Pricing Service, Muller Data Corporation, Reuters, Wood Gundy, Trepp Pricing, JJ Kenny, S&P and Telerate.

(v)

Morgan and Counterparty agree that the text of the body of this Annex is intended to be the exact printed form of ISDA Credit Support Annex (Bilateral Form-ISDA Agreements Subject to New York Law Only) as published and Copyrighted by the International Swaps and Derivatives Association, Inc.

(vi)

“Notional Amount” means, with regard to an interest rate swap, the notional amount set forth in the confirmation thereof, and, with respect to a currency swap, including a cross-currency interest rate swap, the notional amount, as set forth in the confirmation, of that leg of the transaction that is denominated in the same currency as the relevant rated Certificates.

(vii)

“Transaction-Specific Hedge” means (A) any Transaction that is a cap, floor or swaption, or (B) any Swap Transaction in which (x) the Notional Amount of the Transaction is “balance guaranteed” or (y) the Notional Amount for any Calculation Period otherwise is not a specific dollar amount that is fixed at the inception of the Transaction.

[Remainder of Page Intentionally Blank]

Accepted and Agreed:

JPMORGAN CHASE BANK, N. A.

By:_____/s/ Dmitry V. Yakimchuk_______

Name: Dmitry V. Yakimchuk

Title:    Vice President

Accepted and Agreed:

BMW VEHICLE LEASE TRUST 2007-1

By:  Wilmington Trust Company,
not in its individual capacity
but solely as Owner Trustee

By:_____/s/ Erik E. Overcash_______

Name: Erik E. Overcash

Title:   Financial Services Officer

Appendix A
Valuation Percentages
Applicable if the rated Certificates issued by the Counterparty are U.S.$ Denominated

	MOODY’S RATINGS EVENT I	MOODY’S RATINGS EVENT II

INSTRUMENT
U.S. Dollar Cash	100%	100%
EURO Cash	97%	93%
Sterling Cash	97%	94%
Fixed-Rate Negotiable Treasury Debt Issued by The U.S. Treasury Department with Remaining Maturity
<1 year	100%	100%
1 to 2 years	100%	99%
2 to 3 years	100%	98%
3 to 5 years	100%	97%
5 to 7 years	100%	95%
7 to 10 years	100%	94%
10 to 20 years	100%	89%
>20 years	100%	87%
Floating-Rate Negotiable Treasury Debt Issued by The U.S. Treasury Department
All Maturities	100%	99%
Fixed-Rate U.S. Agency Debentures with Remaining Maturity
<1 year	100%	99%
1 to 2 years	100%	98%
2 to 3 years	100%	97%
3 to 5 years	100%	96%
5 to 7 years	100%	94%
7 to 10 years	100%	93%
10 to 20 years	100%	88%
>20 years	100%	86%
Floating-Rate U.S. Agency Debentures –
All Maturities	100%	98%
Floating-Rate Euro-Zone Government Bonds Rated Aa3 or Above and AAA by S&P with Remaining Maturity
<1 year	97%	93%
1 to 2 years	97%	92%
2 to 3 years	97%	91%
3 to 5 years	97%	89%
5 to 7 years	97%	87%
7 to 10 years	97%	86%
10 to 20 years	97%	82%
>20 years	97%	80%
Floating-Rate Euro-Zone Government Bonds Rated Aa3 or Above
All Maturities	97%	92%
Fixed-Rate United Kingdom Gilts with Remaining Maturity
<1 year	97%	93%
1 to 2 years	97%	92%
2 to 3 years	97%	91%
3 to 5 years	97%	90%
5 to 7 years	97%	89%
7 to 10 years	97%	88%
10 to 20 years	97%	84%
>20 years	97%	82%
Floating-Rate United Kingdom Gilts
All Maturities	97%	93%

For purposes of Appendix A:

(a) “Agency Debentures” means negotiable debt obligations which are fully guaranteed as to both principal and interest by the Federal National Mortgage Association, the Government National Mortgage Association or the Federal Home Loan Mortgage Corporation, but excluding (i) interest only and principal only securities and (ii) Collateralized Mortgage Obligations, Real Estate Mortgage Investment Conduits and similar derivative securities.

Appendix B

Ratings Event I Collateral Amounts

The Ratings Event I Collateral Amount will be equal to the greater of (A) zero and (B) the sum of (x) the Exposure and (y) the aggregate of the Additional Ratings Event I Collateral Amounts for all Transactions.

“Additional Ratings Event I Collateral Amount” means, for each Transaction, the Notional Amount for such Transaction multiplied by the applicable percentage as specified below.

Potential Increase of Mid-Market Valuation of Swaps, Caps, Floors & Transaction Specific Hedges
Weighted Average	Interest Rate Hedges	Currency Hedges
Life of Hedge in Years
1 or less	0.25%	2.20%
2 or more but less than 3	0.50%	2.40%
3 or more but less than 4	0.70%	2.60%
4 or more but less than 5	1.00%	2.80%
5 or more but less than 6	1.20%	2.90%
6 or more but less than 7	1.40%	3.10%
7 or more but less than 8	1.60%	3.30%
8 or more but less than 9	1.80%	3.40%
9 or more but less than 10	2.00%	3.60%
10 or more but less than 11	2.20%	3.80%
11 or more but less than 12	2.30%	3.90%
12 or more but less than 13	2.50%	4.00%
13 or more but less than 14	2.70%	4.10%
14 or more but less than 15	2.80%	4.30%
15 or more but less than 16	3.00%	4.40%
16 or more but less than 17	3.20%	4.50%
17 or more but less than 18	3.30%	4.60%
18 or more but less than 19	3.50%	4.80%
19 or more but less than 20	3.60%	4.905
20 or more but less than 21	3.70%	5.00%
21 or more but less than 22	3.90%	5.00%
22 or more but less than 23	4.00%	5.00%
23 or more but less than 24	4.00%	5.00%
24 or more but less than 25	4.00%	5.00%
25 or more but less than 26	4.00%	5.00%
26 or more but less than 27	4.00%	5.00%
27 or more but less than 28	4.00%	5.00%
28 or more but less than 29	4.00%	5.00%
29 or more but less than 30	4.00%	5.00%
30 or more	4.00%	5.00%

Appendix C

Ratings Event II Collateral Amount

The Ratings Event II Collateral Amount will be equal to the greater of (A) zero, (B) the sum, for all Transaction, of the next payment owed by Morgan under each Transaction or (C) the sum of  (x) the Exposure and (y) the aggregate of the Additional Ratings Event II Collateral Amounts for all Transactions.

“Additional Ratings Event II Collateral Amount” means, for each Transaction, the Notional Amount for such Transaction multiplied by the applicable percentage as specified below.

Swaps Only			Transaction Specific Hedges
Weighted Average	Interest Rate Swap	Currency Swap	Interest Rate Swap	Currency Swap
Life of Hedge in Years

1 or less	0.60%	7.25%	0.75%	7.40%
2 or more but less than 3	1.20%	7.50%	1.50%	7.80%
3 or more but less than 4	1.70%	7.70%	2.20%	8.20%
4 or more but less than 5	2.30%	8.00%	2.90%	8.50%
5 or more but less than 6	2.80%	8.20%	3.60%	8.90%
6 or more but less than 7	3.30%	8.40%	4.20%	9.20%
7 or more but less than 8	3.80%	8.60%	4.80%	9.60%
8 or more but less than 9	4.30%	8.80%	5.40%	9.90%
9 or more but less than 10	4.80%	9.00%	6.00%	10.20%
10 or more but less than 11	5.30%	9.20%	6.60%	10.50%
11 or more but less than 12	5.60%	9.30%	7.00%	10.70%
12 or more but less than 13	6.00%	9.50%	7.50%	11.00%
13 or more but less than 14	6.40%	9.70%	8.00%	11.30%
14 or more but less than 15	6.80%	9.80%	8.50%	11.50%
15 or more but less than 16	7.20%	10.00%	9.00%	11.80%
16 or more but less than 17	7.60%	10.00%	9.50%	12.00%
17 or more but less than 18	7.90%	10.00%	9.90%	12.00%
18 or more but less than 19	8.30%	10.00%	10.40%	12.00%
19 or more but less than 20	8.60%	10.00%	10.80%	12.00%
20 or more but less than 21	9.00%	10.00%	11.00%	12.00%
21 or more but less than 22	9.00%	10.00%	11.00%	12.00%
22 or more but less than 23	9.00%	10.00%	11.00%	12.00%
23 or more but less than 24	9.00%	10.00%	11.00%	12.00%
24 or more but less than 25	9.00%	10.00%	11.00%	12.00%
25 or more but less than 26	9.00%	10.00%	11.00%	12.00%
26 or more but less than 27	9.00%	10.00%	11.00%	12.00%
27 or more but less than 28	9.00%	10.00%	11.00%	12.00%
28 or more but less than 29	9.00%	10.00%	11.00%	12.00%
29 or more but less than 30	9.00%	10.00%	11.00%	12.00%
30 or more	9.00%	10.00%	11.00%	12.00%

Appendix D

S&P Overcollateralization Rate & Valuation Percentage

Category Description	Eligible Securities	WAL	Base Overcollateralization Rate	S&P Valuation Percentage
Cash	Cash	N/A	100%	100%

Category 1	U.S. treasuries (current coupon, constant maturity), 'AAA' U.S. agencies, 'AAA' covered bonds (floating), 'AAA' sovereign bonds (floating), 'AAA', 'AA' credit card ABS (floating), 'AAA', 'AA' auto ABS (floating), and 'AAA' U.S. student loan ABS (floating)	Less than five years	102%	100%

	U.S. treasuries (current coupon, constant maturity), 'AAA' U.S. agencies, 'AAA' covered bonds (floating), 'AAA' sovereign bonds (floating), 'AAA', 'AA' credit card ABS (floating), 'AAA', 'AA' auto ABS (floating), and 'AAA' U.S. student loan ABS (floating)	Greater than or equal to five years and less than or equal to 10 years	108%	100%

Category 2	'AAA' covered bonds (fixed), 'AAA' sovereign bonds (fixed), 'A' credit card ABS (floating), 'A' auto ABS (floating), 'AAA' CMBS (floating), 'AAA' CDO (floating) 'AA', 'A' U.S. student loan ABS (floating), and 'AAA, 'AA' corporate bonds (fixed or floating)	Less than five years	105%	100%

	'AAA' covered bonds (fixed), 'AAA' sovereign bonds (fixed), 'A' credit card ABS (floating), 'A' auto ABS (floating), 'AAA' CMBS (floating), 'AAA' CDO (floating), 'AA', 'A' U.S. student loan ABS (floating), and 'AAA', 'AA' U.S. and European corporate bonds (fixed or floating)	Greater than or equal to five years and less than or equal to 10 years	115%	100%

Category 3	'BBB' credit card ABS (floating), 'BBB' auto ABS (floating), AA', 'A' CDO (floating), 'BBB' U.S. student loan ABS (floating), and 'A' corporate bonds (fixed or floating)	Less than five years	125%	100%

	'BBB' credit card ABS (floating), 'BBB' auto ABS (floating), 'AA', 'A' CDO (floating), 'BBB' U.S. student loan ABS (floating), and 'A' corporate bonds (fixed or floating)	Greater than or equal to five years and less than or equal to 10 years	140%	100%